Exhibit 10.14
NITROSECURITY, INC.
THIS WARRANT AND THE SHARES OF CAPITAL STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (1) REGISTRATION IN COMPLIANCE WITH SUCH ACT AND SUCH STATE LAWS OR (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.
WARRANT TO PURCHASE SERIES C CONVERTIBLE PREFERRED STOCK
STOCK PURCHASE WARRANT
To Purchase Shares
of Series C Convertible Preferred Stock of
NITROSECURITY, INC.
January 12, 2006
     THIS CERTIFIES THAT, for good and valuable consideration, the receipt of which is hereby acknowledged, Martinez-Ayme Securities or its lawful assignee (the “Holder”) is entitled to purchase from NITROSECURITY, INC., a Delaware corporation (herein called the “Company”), at any time, and from time to time, during the Exercise Period (as defined below) all or any portion of 150,000 shares of the Company’s Series C Convertible Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”), at an exercise price of $0.07 per share, as adjusted from time to time herein (the “Exercise Price”). The shares purchasable upon exercise of this Warrant as adjusted from time to time pursuant to the provisions of this Warrant are hereinafter referred to as the “Shares.”
     1. Issuance of Shares.
          (a) Conversion. The Company’s Series C Preferred Stock is subject to automatic conversion to Common Stock (“Automatic Conversion”) pursuant to the automatic conversion provisions of Article IV, Section A.5(b) of the Amended and Restated Certificate of Incorporation of the Company upon the occurrence of certain events. Should Automatic Conversion occur, then this Warrant shall no longer constitute a warrant to purchase Series C Preferred Stock, and instead (i) this Warrant shall automatically become a warrant to purchase that number of shares of the Company’s Common Stock into which the shares of Series C Preferred Stock which previously were available under this Warrant could be converted as of the date of the Automatic Conversion event, and (ii) the Exercise Price for the purchase of Common Stock under this Warrant shall be adjusted to equal the lower of $0.07 per share or the conversion price at which the outstanding Series C Preferred Stock was converted to Common Stock in the Automatic Conversion event, provided that in no event shall the aggregate Exercise Price hereunder be decreased.

     2. Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term (the “Exercise Period”) commencing on the date hereof and ending upon the earlier of (i) 5:00 p.m. Eastern Time on January 12, 2011, (ii) a Company Sale (as defined in the Company’s Amended and Restated Certificate of Incorporation, as further amended and/or restated from time to time (the “Charter”)) and (iii) a Qualified Offering (as defined in the Charter).
     3. Method of Exercise.
          (a) Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:
               (i) the surrender of the Warrant, together with a duly executed copy of the Notice of Exercise attached hereto, to the Secretary of the Company at its principal office (or at such other place as the Company shall notify the Holder in writing); and
               (ii) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased, payable (A) in cash, by certified or official bank check, or by wire transfer of the aggregate Exercise Price for the number of Shares being purchased or (B) by surrender to the Company for cancellation of shares of the Company’s Common Stock having a Market Price (as defined below) on the date of exercise equal to the aggregate Exercise Price for the number of Shares being purchased. The term “Market Price” shall mean the average closing price of a share of the Company’s Common Stock for the 15 consecutive trading days preceding such day on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the reported bid and asked prices during such 15 trading day period on the Nasdaq National Market or, if the shares are not listed on the Nasdaq National Market, the average of the reported bid and asked prices during such 15 trading day period in the over-the-counter market or, if the shares of Common Stock are not publicly traded, the Market Price for such day shall be the fair market value thereof determined by the Board of Directors of the Company in good faith.
          (b) Effectiveness. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 3(a) above. At such time, the person or persons in whose name or names any certificates for the Shares shall be issuable upon such exercise as provided in Section 3(c) below shall be deemed to have become the holder or holders of record of the Shares represented by such certificates.
          (c) Delivery of Shares. As soon as practicable after the exercise of this Warrant in whole or in part, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:
               (i) a certificate or certificates for the number of Shares to which such Holder shall be entitled, and

               (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Shares equal (without giving effect to any adjustment therein) to the number of such Shares called for on the face of this Warrant minus the number of Shares purchased by the Holder upon all exercises made in accordance with Section 3(a) above.
     4. Net Exercise. In lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with notice of such election (a “Net Exercise”). A Holder who Net Exercises shall have the rights described in Sections 3(b) and 3(c) hereof, and the Company shall issue to such Holder a number of Shares computed using the following formula:
     Where

X =	The number of Shares to be issued to the Holder.

Y =	The number of Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

A =	The Market Price of one Share (a “Conversion Share”) (at the date of such calculation).

B =	The Exercise Price (as adjusted to the date of such calculation).
     5. Registration Rights. The Holder shall have piggyback registration rights as set forth in the Amended and Restated Registration Agreement, of even date herewith, by and among the Company and the Stockholders (as defined therein, which definition includes the Holder as a result of being a signatory thereto).
     6. Covenants of the Company.
          (a) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution the Company shall mail to the Holder, at least 10 days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.
          (b) Covenants as to Exercise Shares. The Company covenants and agrees that all Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Series C Preferred Stock to provide for the exercise of the rights represented by this Warrant and shares of common stock issuable upon conversion of any Series C Preferred Stock. If at any time during the Exercise Period the number of authorized but unissued shares of Series C Preferred Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series C Preferred Stock to such number of shares as shall be sufficient for such purposes.
     7. Adjustments in the Event of Subdivisions, Combinations, etc. The above provisions are, however, subject to the following:
          (a) Subdivision or Combination. In case the Company shall at any time hereafter subdivide (by any stock split, stock dividend, recapitalization or otherwise) or combine the outstanding shares of Series C Preferred Stock or declare a dividend payable in Series C Preferred Stock, the exercise price of this Warrant in effect immediately prior to the subdivision, combination or record date for such dividend shall forthwith be proportionately increased, in the case of combination, or decreased, in the case of subdivision or dividend, and each Share purchasable upon exercise of the Warrant shall be changed to the number determined by dividing the then current Exercise Price by the Exercise Price as adjusted after the subdivision, combination, or dividend.
          (b) Reorganization, Reclassification or Consolidation. If a Corporate Transaction shall be effected in such a way that holders of Company capital stock shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Company capital stock, then, as a condition of such Corporate Transaction, lawful and adequate provision (in form and substance satisfactory to the Holder) shall be made whereby the Holder shall hereafter have the right to acquire and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Shares immediately theretofore acquirable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Shares immediately theretofore acquirable and receivable upon the exercise by the Holder of this Warrant had such Corporate Transaction not taken place. In any such case, appropriate provisions (in form and substance satisfactory to the Holders of the Warrants representing at least a majority of the Shares obtainable upon exercise of all Warrants then outstanding) shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the Exercise Price and of the number of Shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such Corporate Transaction, unless prior to the consummation thereof the successor Person (if other than the Company) resulting from such consolidation or merger, or the Person purchasing such assets, shall assume by written instrument (in form and substance satisfactory to the Holders of Warrants representing at least a majority of the Shares obtainable upon exercise of all of the Warrants then outstanding), the obligation to deliver to each Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to acquire. For purposes of this Warrant, the term “Corporate Transaction” shall mean any capital reorganization or reclassification of the capital stock of the Company (not including any subdivision or combination contemplated by Section 7(a) above), or consolidation or merger of the Company with another Person that does not constitute a Company Sale. The term “Person” shall mean an individual, a general or limited partnership, a corporation, a limited liability company, a limited liability partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency.
          (c) Notice. Upon any adjustment of the Exercise Price, then and in each such case, the Company shall give written notice thereof to the Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.
          (d) Additional Adjustment. In addition to the other provisions of this Section 7, the Shares are convertible into shares of Common Stock of the Company, in accordance with the terms and conditions of the Company’s Amended and Restated Certificate of Incorporation, as amended as of the date of this Warrant. The number of shares of Common Stock issuable upon conversion of the Shares are subject to adjustment as indicated in the Company’s Amended and Restated Certificate of Incorporation and all amendments thereto and restatements thereof.
     8. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.
     9. No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and, except as otherwise provided in this Warrant, such Holder shall not be entitled to any stockholder notice or other communication concerning the business or affairs of the Company.
     10. Stockholders Agreement. Upon exercise of this Warrant, in whole or in part, the Holder shall become a party to the Amended and Restated Stockholders Agreement, of even date herewith, by and among the Company and certain of its stockholders (as may be further amended and/or restated from time to time) by delivering a counterpart signature page thereto.
     11. Transfer of Warrant.
          (a) This Warrant and the Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended (the “Act”), or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act. Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Holder which is an entity to a wholly-owned subsidiary of such entity, a transfer by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, or a transfer by a Holder which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member, provided that the transferee in each case agrees in writing to be subject to the terms of this Section 11, or (ii) a transfer made in accordance with Rule 144 under the Act.
          (b) Each certificate representing Shares shall bear a legend substantially in the following form:
“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.”
and any other legends required by law.
     The foregoing legend shall be removed from the certificates representing any Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act.
          (c) The Company will maintain a register containing the name and address of the Holder of this Warrant. The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.
          (d) Subject to the provisions of this Section 11, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed Assignment Form in the form attached hereto at the principal office of the Company (or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency).
     12. Representations. The initial Holder represents and warrants to the Company as follows:
          (a) Investment. It is acquiring the Warrant, and (if and when it exercises this Warrant) it will acquire the Shares, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.
          (b) Accredited Investor. The Holder is an “accredited investor” as defined in Rule 501(a) under the Act.
          (c) Experience. The Holder has made such inquiry concerning the Company and its business and personnel as it has deemed appropriate; and the Holder has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company.
          (d) Broker/Dealer Representation. Unless otherwise exempt from such registration requirements, the Holder represents that it is duly licensed and registered as a broker-dealer under, and in compliance with, (i) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (ii) the securities laws in effect in any state or other jurisdiction in which the Holder solicited potential investors with respect to the Company’s issuance of Series C Preferred Stock and the rules, regulations and orders of any securities administrator existing or adopted thereunder. Additionally, the Holder represents that it is a member in good standing of the National Association of Securities Dealers (the “NASD”) and is in compliance with all rules and regulations promulgated by the NASD. To the extent that the Holder relies on an exemption from registration as a broker-dealer under the Exchange Act or such registration as required by NASD or any state or other jurisdiction in which the Holder solicited potential investors with respect to the Company’s issuance of Series C Preferred Stock, such basis shall be provided to the Company in writing.
     13. Termination of Engagement Letter. Upon receipt of this Warrant, and acknowledging the previous payment of $26,250 by the Company to the initial Holder, (i) the initial Holder hereby acknowledges payment in full of all amounts due to the initial Holder under that certain Engagement Letter Agreement, dated as of July 13, 2005, between the Company and the initial Holder (the “Engagement Letter”), and (ii) the Company and the initial Holder hereby agree to terminate the Engagement Letter in its entirety, including without limitation all post-termination obligations, except for the confidentiality provisions thereof, which will survive such termination.
     14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).
     15. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.
     16. Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.
     17. Notices. Any notice, request, instruction, or other document to be given hereunder shall be in writing and shall be deemed to have been given: (a) two days after receipt, if given by courier; (b) upon receipt, if given in person; (c) on the date of transmission, if sent by facsimile or email (if sent during business hours; otherwise, on the next succeeding business day); or (d) seven days after being deposited in the mail, certified or registered mail, postage prepaid, as follows:

If to the Company:
NitroSecurity, Inc.
230 Commerce Way, Suite 325
Portsmouth, NH 03801
Attn: President and Chief Executive Officer
Facsimile: (603) 766-8169
With a copy (which shall not constitute notice) to:
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
Attn: Philip P. Rossetti, Esq.
Facsimile: (617) 526-5000
If to Holder:
Martinez-Ayme Securities
10300 Sunset Drive, Suite 380
Miami, FL 33173
Attn: Alfredo F. Ayme
Facsimile: 305-271-1822
or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.
     18. Entire Agreement. This Warrant (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes all prior understandings, agreements, arrangements or representations by or among the parties, written or oral, that may have related in any manner to the subject matter hereof, including the Engagement Letter.
     19. Taxes. The Company shall pay any and all taxes and other governmental charges which may be payable in respect of the issuance of the Shares, provided, however, that in no case will the Company pay any taxes relating to income to the Holder resulting from the issuance or exercise of this Warrant.
     20. Loss of Warrant. Upon receipt by the Company of satisfactory evidence of the loss, theft, destruction or mutilation of this Warrant and either (in the case of loss, theft or destruction) reasonable indemnification and a bond satisfactory to the Company if requested by the Company or (in the case of mutilation) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Holder, without charge, a new Warrant of like denomination.
     21. No Inconsistent Agreements. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holder of this Warrant or otherwise conflicts with the provisions hereof.

The rights granted to the Holder hereunder do not in any way conflict with the rights granted to holders of the Company’s securities under any other agreements, except rights that have been waived.
     22. Amendments and Waivers. The amendment or waiver of any term of this Warrant may only be effected by written agreement of the Holder.

NITROSECURITY, INC.
By:	/s/ Terry Christensen
Terry Christensen
President and Chief Executive Officer

ACKNOWLEDGED AND AGREED:

MARTINEZ-AYME SECURITIES

By:	/s/ Alfredo F. Ayme
Name: Alfredo F. Ayme
Title: S.V.P.

NOTICE OF EXERCISE
NitroSecurity, Inc.
Attention: Corporate Secretary
     The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant as follows:
shares of Series C Convertible Preferred Stock pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price of such shares in full, together with all applicable transfer taxes, if any.

HOLDER:

Date:	By:

Address:

Name in which shares should be registered:

ASSIGNMENT FORM
(To assign the foregoing Warrant, execute
this form and supply required information.
Do not use this form to purchase shares.)
     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:

(Please Print)

Dated:

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.